Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
brendon.frey@icrinc.com

Media Contact:	Katy Michael, Crocs, Inc.
(303) 848-7000
kmichael@crocs.com

Crocs, Inc. Reports Third Quarter 2014 Financial Results

NIWOT, Colo., October 27, 2014 (GLOBE NEWSWIRE) — Crocs, Inc. (Nasdaq: CROX) today reported financial results for the third quarter ended September 30, 2014.

Third Quarter Financial Highlights:

•                  GAAP revenue increased 4.8% in the third quarter of 2014 to $302.4 million, which is in line with previously provided guidance of $300 million to $305 million. On a constant currency basis, revenue increased 5.4% in the third quarter of 2014.

•                  Net income was $0.12 per diluted common share on a GAAP basis in the third quarter of 2014. Excluding certain charges, the company reported a non-GAAP net income(1) per common share was $0.30

Crocs President Andrew Rees said, “Revenues in the quarter were in line with our expectations in three out of four regions. Despite unfavorable exchange rates, we saw 13% year-over-year revenue growth in Europe, with the greatest part of that coming from strong wholesale channel performance.  In the Americas, we saw a 10% revenue rise, as U.S. same-store sales trends began to improve in the back half of the quarter.  Revenue declined slightly in Asia, where results were substantially impacted by weaker performance in our China wholesale and retail businesses.  While Internet sales increased slightly in Japan, revenue for the region was down 9% overall due to weak retail same-store sales, lower at-once demand and continued weakness in the Yen.”

“From a channel perspective,” Rees continued, “global wholesale revenue climbed 8% and global Internet revenue rose 9%, with very strong Internet sales results in the Americas.  We continue to work to improve performance in our global retail channel, where revenue rose about 1% in the quarter but same-store sales were down 4.5%.  As a follow up to the reorganization efforts in the third quarter, we recently made several key changes to our global management team.  Including the consolidation of global product development and merchandising under Michelle Poole, an industry veteran with over 14 years of footwear experience. The addition of Bob Munroe as GM of the Americas;  Bob joins us with 30 years of footwear and apparel experience, including 11 years at Reebok where he was ultimately President of North America. And, the promotion of

Scott Yuan to the position of General Manager of Greater China. We are excited to enrich our team as we focus on the future and potential growth opportunities of the Crocs brand. ”

Financial Review

Third quarter operating results

In the third quarter of 2014, GAAP operating income was $1.1 million versus $17.9 million in the comparable quarter in the prior year.  GAAP net income was $15.8 million versus net income of $13.0 million in the comparable quarter in the prior year.

As outlined in the non-GAAP reconciliations set forth later in this press release, the company recorded $17.4 million in non-GAAP charges (of which $6.2 million were non-cash charges). This includes $4.1 million of expenses for the companies new ERP system in the quarter.  The company also recorded $3.8 million of dividends and dividend equivalents on the preferred stock that was issued in the first quarter of 2014. Undistributed earnings related to preferred stock reduced net income for common shareholders by 14.0% (equal to the equity participation of the preferred investment). Excluding these items the company reported:

•                  Non-GAAP operating income of $18.5 million versus $21.0 million in the comparable prior year period.

“Factors driving our third quarter 2014 performance included strong revenue growth in Europe, particularly in the wholesale channel, and improvements in the Americas region, where wholesale channel performance also led the way,” said Jeff Lasher, Crocs Chief Financial Officer.  “These were offset by negative currency impacts in Europe and Japan and weak performance in Asia, where our China wholesale volume declined significantly and retail sales at comparable stores declined by double digits in China, Korea and Hong Kong.  The quarter also was impacted by a reserve for doubtful accounts in excess of $5 million primarily as a result of delayed payments from partner-owned stores in China.”

Balance Sheet

Cash and cash equivalents at September 30, 2014, amounted to $350.4 million.  Inventory was $202.8 million and Accounts Receivable was $158.7 million.

Margins

Gross profit for the third quarter of 2014 was $155.0 million, or 51.3% as a percentage of sales, compared with $153.6 million, or 53.2% as a percentage of sales for the prior-year period.

Excluding special items, non-GAAP gross margins were 51.8% and Selling, General & Administrative (“SG&A”) expenses increased 4.0% to $138.0 million compared with $132.6 million a year ago, as a result of the increase in doubtful account reserves.  As a percentage of sales, SG&A decreased slightly to 45.6% compared with 46.0% in the third quarter of 2013.

Stock Repurchase

During the quarter the company repurchased approximately 2.9 million shares of common stock at an average price of $14.74 per share under its previously announced stock repurchase program. For the year to date, the company has repurchased approximately $90 million of common stock.  The company intends to be patient, methodical and opportunistic in the execution of this buyback plan.

ERP System Implementation

The company’s SAP rollout continues to go well, with successful rollouts completed in Australia and Japan, meeting expectations.  The company expects full implementation to be complete during the first half of 2015.

Backlog

The company has determined that due to the timing of bookings for future orders, they will no longer be providing detailed backlog.  Mr. Rees said “In general, our pre-books for spring 2015 are in line with our expectations.  The issues in China are partially offset by growth in Europe, and we will go over more detail in the conference call today.”

Financial Outlook

The company expects GAAP revenue of approximately $200 to $210 million in the fourth quarter of 2014.

CEO Search

As previously announced, a search is underway for a new chief executive officer for the company.  The company will make an announcement when the search is successfully concluded.

Conference Call Information

A teleconference call to discuss third quarter 2014 results is scheduled for Monday, October 27, 2014, at 5 p.m. ET. The call participation number is (888) 771-4371. A replay of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 38339914. The call also will be streamed on the Crocs website, www.crocs.com. An audio recording of the conference call will be available at www.crocs.com through October 31, 2014.

About Crocs, Inc.

Crocs, Inc. (NASDAQ : CROX) is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All

Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fan of being a little different and encourages fans to “Find Your Fan” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; our ability to open and operate additional retail locations; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of September 30, 2014. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

(1) Non-GAAP net income is a financial measure not calculated in accordance with U.S. Generally Accepted Accounting Principles (non-GAAP). See the non-GAAP reconciliations set forth later in this press release for additional information.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ thousands, except per share data)	2014	2013	2014	2013
Revenues	$302,401	$288,524	$991,750	$964,007
Cost of sales	146,801	134,943	475,323	443,710
Restructuring charges	583	—	2,612	—
Gross profit	155,017	153,581	513,815	520,297
Selling, general and administrative expenses	143,719	135,674	434,244	414,119
Restructuring charges	7,585	—	13,895	—
Asset impairment charges	2,600	—	5,830	202
Income from operations	1,113	17,907	59,846	105,976
Foreign currency transaction losses, net	1,290	1,043	4,278	4,457
Interest income	(424)	(853)	(1,304)	(1,676)
Interest expense	366	44	685	519
Other (income) expense, net	(217)	13	(388)	180
Income before income taxes	98	17,660	56,575	102,496
Income tax (benefit) expense	(15,669)	4,624	8,407	25,143
Net income	$15,767	$13,036	$48,168	$77,353
Dividends on Series A convertible preferred stock	3,067	—	8,233	—
Dividend equivalents on Series A convertible preferred stock related to redemption value accretion and beneficial conversion feature	691	—	2,030	—
Net income attributable to common stockholders	$12,009	$13,036	$37,905	$77,353
Net income per common share:
Basic	$0.12	$0.15	$0.38	$0.88
Diluted	$0.12	$0.15	$0.37	$0.87

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results’, which are non-GAAP financial measures. Adjusted results of operations exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

Management uses adjusted results to assist in comparing business trends fromperiod to period on a consistent basis without regard to the impact of non-GAAP adjustments in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements in evaluating operating performance by providing better comparability between reporting periods because they provide an additional tool to evaluate our performance without regard to non-GAAP adjustments that may not be indicative of overall business trends. They also provide a better baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Cost of sales and restructuring charges reconciliation:
GAAP cost of sales and restructuring charges	$147,384	$134,943	$477,935	$443,710
Inventory write-down (1)	(896)	—	(896)	—
Restructuring charges (2)	(583)	—	(2,612)	—
Non-GAAP cost of sales and restructuring charges	$145,905	$134,943	$474,427	$443,710

Gross margin reconciliation:
GAAP gross margin	51.3%	53.2%	51.8%	54.0%
Inventory write-down (1)	0.3	—	0.1	—
Restructuring charges (2)	0.2	—	0.3	—
Non-GAAP gross margin	51.8%	53.2%	52.2%	54.0%

Selling, general and administrative expenses (“SG&A”), restructuring charges and asset impairment charges reconciliation:
GAAP SG&A, restructuring charges and asset impairment charges	$153,904	$135,674	$453,969	$414,321
Restructuring charges (2)	(7,585)	—	(13,895)	—
New ERP implementation (3)	(4,094)	(3,089)	(11,122)	(6,833)
Retail asset impairment charges (4)	(2,600)	—	(5,830)	(202)
Reorganization charges (2)	(1,125)	—	(5,576)	—
Legal settlement (5)	(487)	—	(2,333)	—
Brazil tax credits (6)	—	—	—	(6,094)
Non-GAAP SG&A, restructuring charges and asset impairment charges	$138,013	$132,585	$415,213	$401,192

Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders reconciliation:	$12,009	$13,036	$37,905	$77,353
Restructuring charges (2)	8,168	—	16,507	—
New ERP implementation (3)	4,094	3,089	11,122	6,833
Retail asset impairment charges (4)	2,600	—	5,830	202
Reorganization charges (2)	1,125	—	5,576	—
Inventory write-down (1)	896	—	896	—
Legal settlement (5)	487	—	2,333	—
Brazil tax credits (6)	—	—	—	6,094
Non-GAAP net income attributable to common stockholders	$29,379	$16,125	$80,169	$90,482

Net income per diluted common share reconciliation:
GAAP net income per diulted common share	$0.12	$0.15	$0.37	$0.87
Restructuring charges (2)	0.08	—	0.16	—
New ERP implementation (3)	0.04	0.03	0.11	0.08
Retail asset impairment charges (4)	0.03	—	0.06	—
Reorganization charges (2)	0.01	—	0.06	—
Inventory write-down (1)	0.01	—	0.01	—
Legal settlement (5)	0.01	—	0.02	—
Brazil tax credits (6)	—	—	—	0.07
Non-GAAP net income per diluted common share	$0.30	$0.18	$0.79	$1.02

(1) This relates to a write-off of obsolete inventory.

(2) This relates to severance expenses, bonuses, store closure costs, consulting fees and other expenses related to recent restructuring activities and our investment agreement with Blackstone.

(3) This represents operating expenses related to the implementation of our new ERP system and the add-back of accelerated depreciation and amortization on tangible and intangible items related to our current ERP system and supporting platforms that will no longer be utilized once the implementation of a new ERP is complete.

(4) This represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

(5) This represents legal settlement expenses.

(6) This represents a net expense related to the resolution of a statutory tax audit in Brazil.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
($ thousands, except number of shares)	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$350,371	$317,144
Accounts receivable, net of allowances of $21,001 and $10,513, respectively	158,664	104,405
Inventories	202,819	162,341
Deferred tax assets, net	4,278	4,440
Income tax receivable	19,677	10,630
Other receivables	17,196	11,942
Prepaid expenses and other current assets	36,717	29,175
Total current assets	789,722	640,077
Property and equipment, net	73,575	86,971
Intangible assets, net	89,599	72,315
Goodwill	2,235	2,507
Deferred tax assets, net	17,581	19,628
Other assets	34,220	53,661
Total assets	$1,006,932	$875,159

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,133	$57,450
Accrued expenses and other current liabilities	105,142	97,111
Deferred tax liabilities, net	11,129	11,199
Accrued restructuring	3,435	—
Income taxes payable	29,218	15,992
Current portion of long-term borrowings and capital lease obligations	5,259	5,176
Total current liabilities	220,316	186,928
Long-term income tax payable	14,632	36,616
Long-term borrowings and capital lease obligations	7,714	11,670
Long-term accrued restructuring	310
Other liabilities	15,685	15,201
Total liabilities	258,657	250,415

Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,067 and $0 at September 30, 2014 and December 31, 2013, respectively	171,973	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 92,282,045 and 82,964,597 shares issued and outstanding, respectively, at September 30, 2014 and 91,662,656 and 88,450,203 shares issued and outstanding, respectively, at December 31, 2013	93	92
Treasury stock, at cost, 9,317,448 and 3,212,453 shares, respectively	(144,898)	(55,964)
Additional paid-in capital	343,768	321,532
Retained earnings	382,337	344,432
Accumulated other comprehensive income	(4,998)	14,652
Total stockholders’ equity	576,302	624,744
Total liabilities, commitments and contingencies and stockholders’ equity	$1,006,932	$875,159

CROCS, INC. AND SUBSIDIARIES

CHANNEL REVENUES (UNAUDITED)

	Three Months Ended September 30,		Change		Constant Currency Change (1)		Nine Months Ended September 30,		Change		Constant Currency Change(1)
($ thousands)	2014	2013	$	%	$	%	2014	2013	$	%	$	%
Channel revenues:
Wholesale:
Americas	$53,097	$45,134	$7,963	17.6%	$8,160	18.1%	$188,987	$195,827	$(6,840)	(3.5)%	$(4,766)	(2.4)%
Asia Pacific	42,363	43,268	(905)	(2.1)	(1,074)	(2.5)	192,108	180,205	11,903	6.6	12,545	7.0
Japan	21,609	24,536	(2,927)	(11.9)	(1,879)	(7.7)	69,353	78,116	(8,763)	(11.2)	(4,618)	(5.9)
Europe	33,691	27,414	6,277	22.9	6,710	24.5	126,047	107,689	18,358	17.0	15,639	14.5
Other businesses	435	37	398	1075.7	393	1062.2	607	200	407	203.5	375	187.5
Total Wholesale	151,195	140,389	10,806	7.7	12,310	8.8	577,102	562,037	15,065	2.7	19,175	3.4
Consumer-direct:
Retail:
Americas	61,721	59,839	1,882	3.1	2,179	3.6	158,924	156,784	2,140	1.4	3,270	2.1
Asia Pacific	32,733	33,469	(736)	(2.2)	(1,600)	(4.8)	99,500	93,937	5,563	5.9	3,972	4.2
Japan	11,654	12,397	(743)	(6.0)	(223)	(1.8)	30,112	30,625	(513)	(1.7)	1,139	3.7
Europe	19,494	18,995	499	2.6	531	2.8	49,844	46,734	3,110	6.7	2,908	6.2
Total Retail	125,602	124,700	902	0.7	887	0.7	338,380	328,080	10,300	3.1	11,289	3.4
Internet:
Americas	12,657	11,221	1,436	12.8	1,476	13.2	38,252	39,267	(1,015)	(2.6)	(780)	(2.0)
Asia Pacific	3,231	2,669	562	21.1	537	20.1	10,070	7,553	2,517	33.3	2,626	34.8
Japan	2,256	2,051	205	10.0	299	14.6	6,299	6,074	225	3.7	625	10.3
Europe	7,460	7,494	(34)	(0.5)	(37)	(0.5)	21,647	20,996	651	3.1	134	0.6
Total Internet	25,604	23,435	2,169	9.3	2,275	9.7	76,268	73,890	2,378	3.2	2,605	3.5
Total revenues:	$302,401	$288,524	$13,877	4.8%	$15,472	5.4%	$991,750	$964,007	$27,743	2.9%	$33,069	3.4%

	Three Months Ended September 30,		Change		Constant Currency Change(1)		Nine Months Ended September 30,		Change		Constant Currency Change(1)
($ thousands)	2014	2013	$	%	$	%	2014	2013	$	%	$	%
Regional Revenue:
Americas	$127,475	$116,194	$11,281	9.7%	$11,815	10.2%	$386,163	$391,878	$(5,715)	(1.5)%	$(2,276)	(0.6)%
Asia Pacific	78,327	79,406	(1,079)	(1.4)	(2,137)	(2.7)	301,678	281,695	19,983	7.1	19,143	6.8
Japan	35,519	38,984	(3,465)	(8.9)	(1,803)	(4.6)	105,764	114,815	(9,051)	(7.9)	(2,854)	(2.5)
Europe	60,645	53,903	6,742	12.5	7,204	13.4	197,538	175,419	22,119	12.6	18,681	10.6
Other businesses	435	37	398	1,075.7	393	1,062.2	607	200	407	203.5	375	187.5
Total revenues:	$302,401	$288,524	$13,877	4.8%	$15,472	5.4%	$991,750	$964,007	$27,743	2.9%	$33,069	3.4%

(1) Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2013 average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	December 31,			September 30,
Company-operated retail locations:	2013	Opened	Closed	2014
Type:
Kiosk/Store in Store	122	5	(27)	100
Retail Stores	327	39	(37)	329
Outlet Stores	170	21	(15)	176
Total	619	65	(79)	605
Operating segment:
Americas	216	16	(21)	211
Asia Pacific	236	34	(48)	222
Japan	49	5	(1)	53
Europe	118	10	(9)	119
Total	619	65	(79)	605

	September 30,			September 30,
Company-operated retail locations:	2013	Opened	Closed	2014
Type:
Kiosk/Store in Store	122	7	(29)	100
Retail Stores	315	53	(39)	329
Outlet Stores	157	35	(16)	176
Total	594	95	(84)	605
Operating segment:
Americas	208	24	(21)	211
Asia Pacific	221	52	(51)	222
Japan	50	5	(2)	53
Europe	115	14	(10)	119
Total	594	95	(84)	605

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES (UNAUDITED)

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
Comparable store sales (1)	September 30, 2014 (2)	September 30, 2013 (2)
Americas	(3.1)%	(8.3)%
Asia Pacific	(9.2)	6.0
Japan	(8.0)	(16.3)
Europe	0.1	8.8
Global	(4.5)%	(4.2)%

	Constant Currency	Constant Currency
	Nine Months Ended	Nine Months Ended
Comparable store sales (1)	September 30, 2014 (2)	September 30, 2013 (2)
Americas	(4.7)%	(5.1)%
Asia Pacific	(4.9)	7.2
Japan	(5.9)	(16.1)
Europe	0.6	3.1
Global	(4.1)%	(2.4)%

(1) Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our internet channel revenues and are calculated on a currency neutral basis using historical annual average currency rates.

(2) Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2013 average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.